EXHIBIT A

TO AMENDED AND RESTATED RULE 12B-1 DISTRIBUTION PLAN

(EFFECTIVE JANUARY 23, 2018)

Name of Series and Class

ICON Flexible Bond Fund

Class A

Class C

ICON Fund

Class A

Class C

ICON Risk-Managed Balanced Fund

Class A

Class C

ICON Emerging Markets Fund

Class A

Class C

ICON Equity Income Fund

Class A

Class C

ICON International Equity Fund

Class A

Class C

ICON Long/Short Fund

Class A

Class C

ICON Consumer Discretionary Fund

Class A

ICON Consumer Staples Fund

Class A

ICON Energy Fund

Class A

Class C

ICON Financial Fund

Class A

ICON Healthcare Fund

Class A

ICON Industrials Fund

Class A

ICON Information Technology Fund

Class A

ICON Natural Resources Fund

Class A

Class C

ICON Utilities Fund

Class A

Effective January 23, 2018